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                                                                  EXHIBIT 10.21A

                       FIRST AMENDMENT TO LEASE AGREEMENT


         The FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment") effective as of February 10, 1998, by and between SN Properties Inc., a Delaware corporation having an address of 2450 Bayshore Parkway, Mountain View, California 94043 ("Landlord"), and Guilford Pharmaceuticals Inc., a Delaware corporation having an address of 6611 Tributary Street, Baltimore, Maryland 21223 ("Tenant").

                                   BACKGROUND

         A. Landlord and Tenant previously entered into a Lease Agreement (the "Lease") dated June 9, 1997 concerning certain space within the building at 6200 Freeport Centre, Baltimore, Maryland.

         B. Tenant has previously exercised its option to extend the term of the Lease so that it would expire on June 30, 1999.

         C. The parties hereto desire to amend the Lease to increase the space leased to Tenant, further extend the term of the Lease, and modify the rent as set forth herein and otherwise to clarify certain matters between them.

         THE PARTIES AGREE HEREBY AS FOLLOWS:

         1. Definitions. Except as specifically defined herein, capitalized terms shall have the definition given to them in the Lease.

         2. Amendment of Premises. Effective February 10, 1998, the definition of Premises in subparagraph (b) of Section I of the Lease is hereby amended so that the Premises consist of approximately thirty-two thousand seven hundred eight (32,708) square feet (the "Premises Square Footage") has described Article 2 below. Exhibit B of the Lease is amended to be as set forth in Addendum A to this Amendment. Landlord agrees that, in order for Tenant to make its leased space secure from other tenants of Landlord in the remainder of the Building, Tenant may, so long as fire and safety codes permit it, secure the door in hallway near room 123 so that other tenants in the building cannot enter Tenant's space and that Tenant may at Tenant's expense add a similar door in the hallway between rooms 171 and 182. The location of the doors are indicated on Addendum A. Tenant agrees that Landlord shall not be obligated to provide air conditioning or heating to rooms 182, 184, 184A, 190, 190A and192 as shown on Addendum A until such time as the remaining space serviced by the air handler serving such rooms has been leased by Landlord to another tenant.

         3. Base Rent. The parties agree that the first paragraph of subparagraph (e) of Section I of the Lease is hereby amended to read in its entirety as follows:

                          (e) Base Rent. During each month of the Lease after the date of this
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                          Amendment, Tenant shall pay the Base Rent which is
                          Two Dollars and Twenty-five Cents ($2.25) multiplied by the Premises Square Footage of the Premises (i.e. $73,593 per month). Rent for February, 1998, shall be $61,778.80 reflecting proration for 10 days in the original space and 18 days in the expanded space at the revised rent.

         4. Lease Term. The parties agree that Section III of the Lease is hereby amended so that the term of the Lease shall now extend until midnight on July 31, 1999 as to the entire space included in the Premises following this Amendment.

         5. Lease Condition of Premises. Tenant has inspected the new areas being added to the Premises and requested that Landlord address the items listed on Addendum B. Landlord agrees to address all items on Addendum B in a timely manner. In particular, the air handling systems and hoods will be energized so that the hoods may be checked prior to February 10 and the flooring and steel plate in the scale-up lab will be repaired prior to February 10.

         6. Miscellaneous. Except as otherwise modified by this Amendment, the parties agree that the Lease continues in full force and effect. Landlord and Tenant expressly agree that neither has made any representation or promise with respect to the Premises or the Building except as set forth in the Lease or in the Amendment. This Amendment contains the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all prior agreements, negotiations, understandings, or discussions between the parties. This Amendment shall be governed by the laws of the jurisdiction in which the Building is located.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first written above.

Landlord:                                 Tenant:

SN PROPERTIES INC.                        GUILFORD PHARMACEUTICALS INC.

By: /s/ John H. Newman                    By: /s/ John P. Brennan
   --------------------------                ----------------------------------
         John H. Newman                            John P. Brennan
         Vice President                            Vice President, Operations

Attachments:     Addendum A -- Floor plan indicating leased premises and common area after the Amendment.
                 Addendum B -- Repair items